Exhibit 10.6

GENERAL AGREEMENT

Between

Arkadia International and JK Auto Sales

This General Agreement (“Agreement”) of business activity is made as of the 14th day of March 2013, by and between two independent companies, Arkadia International Nevada Corp. and JK Auto Sales independent car dealer.

RECITALS

The parties have agreed to make together export-import business and to conduct its business in accordance with the provisions of this Agreement.

TERMS OF AGREEMENT

1. Address

For Arkadia International: Their principal office- 5348 VEGAS DR. LAS VEGAS, NV 89108

For JK Auto Sales: 8575 Miramar Place #A, San Diego, CA 92121

2. Purpose. The Parties is organized for the following purpose:

a. Arkadia International can buy cars from JK Auto Sales at auction’s wholesale prices.

b. JK Auto Sales can sell cars, parts to Arkadia International at wholesale prices.

c. Arkadia International will assist in finding buyers for JK Auto Sales and assist with shipping.

The sides may enter into, make and perform all contracts and all other undertakings and engage in any and all transactions that may deem necessary or advisable to carry out its purposes.

3. Terms. The agreement shall continue during 3 years.

4. Accounts. The capital profits and contributions, cash flow, profits and losses, reflects in Balance Sheets, Statements of Operations, Statements of Stockholders’ Equity and Statements of Cash Flows.

5. Managing. The general management, control and conduct of all business deals shall be conducted jointly.

6. Withdrawal from Agreement. Each company may notice to each other at least seventy-five (75) days prior to the last day of any fiscal year, elect to withdraw from the Agreement.

7. Causes for Termination. The agreement shall be terminated upon the earlier of:

a. The incompetency, insolvency or death of all the directors; or

b. The decree of any court of competent jurisdiction directing the dissolution or termination of the Agreement; or

c. Execution of a written declaration of intention to terminate the Agreement by one or both of the sides; or

EXECUTION

Intending to be legally bound, the parties executed this Agreement whereupon it entered into full force and effect in accordance with its terms as of March 14, 2013

Arkadia International Inc.	JK Auto Sales
5348 Vegas Drive #1107, Las Vegas, NV 89108	8575 Miramar Place #A, San Diego, CA 82121
/s/ Vladimir Shekhtman	/s/ Leon Krentsel
Vladimir Shekhtman (Director)	Leon Krentsel (Director)